SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                     _________________________

                             FORM 8-K

                          CURRENT REPORT



         Pursuant to Section 13 or 15(d) of the Securities
                       Exchange Act of 1934

                     _________________________


 Date of Report (date of earliest event reported):  JANUARY 30, 2002



                 WAUSAU-MOSINEE PAPER CORPORATION

      (Exact name of registrant as specified in its charter)



      WISCONSIN               0-7475              39-0690900
     (State or other     (Commission File         (IRS Employer
     jurisdiction of          Number)             Identification
     incorporation)                               Number)


                      1244 KRONENWETTER DRIVE
                      MOSINEE, WI 54455-9099

   (Address of principal executive offices, including Zip Code)

                          (715) 693-4470
        Registrant's telephone number, including area code



             INFORMATION TO BE INCLUDED IN THE REPORT


 ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On January 30, 2002, the Company reported net earnings of $4.7 million, or $0.09 per share, for the fourth quarter ended December 31, 2001, as compared to net earnings of $1.1 million, or $0.02 per share, for the fourth quarter ended December 31, 2000. Net sales for the fourth quarter of 2001 were $223.8 million as compared to $231.6 million in 2000.

     The Company also reported net earnings of $9.7 million, or $0.19 per share, for the fiscal year ended December 31, 2001, as compared to net earnings of $0.7 million, or $0.01 per share, for the fiscal year ended December 31, 2000. Results for 2000 include expenses of $.33 per share related to The Sorg Paper Company closure, an anti-trust settlement and the resignation of the Company's former CEO. Net earnings also include stock incentive expenses of $.04 per share in 2001 and $.01 per share in 2000. Net sales for 2001 were $943.7 million compared to $990.9 million last year.


 ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (C)EXHIBITS.

 99.1          Press release dated January 30, 2002


 ITEM 9.  REGULATION FD DISCLOSURE

     On January 30, 2002, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.


                                 SIGNATURES


 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              WAUSAU-MOSINEE PAPER CORPORATION



 Date:  January 30, 2002      By:   SCOTT P. DOESCHER

                                    Scott P. Doescher
                                    Senior Vice President-Finance

                           EXHIBIT INDEX
                                TO
                             FORM 8-K
                                OF
                 WAUSAU-MOSINEE PAPER CORPORATION
                      DATED JANUARY 30, 2002
           Pursuant to Section 102(d) of Regulation S-T
                      (17 C.F.R. Section 232.102(d))



 99.1  PRESS RELEASE DATED JANUARY 30, 2002